Monthly Statements to the Securityholders
Pursuant to Section 4.01 of the Sale and Servicing Agreement

Wachovia Asset Securitization Inc
2003-HE2

Monthly Period	December 1, 2003 thorugh December 31, 2003		Interest Shortfall Event?		No
Payment Date	January 26, 2004		Stepdown Event?		No
Period	Revolving		Yield Maintenance Event?		No
			Deficiency Amount Event?		No
Pool Balance		Factor per Original	Interest Distributions			Factor per 1000

Beginning	$1,190,513,284.47	0.952385233	A-I-1		$482,652.78	1.2066319
Ending	$1,180,282,422.16	0.944200761	A-II-1		$904,973.96	1.2066319

Change	$10,230,862.31	0.008184472	A-II-2		$102,472.22	1.0247222

A-I-1 Notes			Interest Rates
Beginning	$400,000,000.00	1.000000000	A-I-1 WAC		4.07%
Ending	$400,000,000.00	1.000000000	A-II-1 & A-II-2 WAC		4.04%

Change	$—	0.000000000	Libor		1.1413%
			Libor + 26 bps		1.4013%
A-II-1 Notes			Auction Rate		1.1900%
Beginning	$750,000,000.00	1.000000000	A-I-1 & A-II-1 Note Rate		1.4013%
Ending	$750,000,000.00	1.000000000	A-II-2 Note Rate		1.1900%

Change	$—	0.000000000
			Principal Distributions			Factor per 1000
A-II-2			A-I-1		$—	—
Beginning	$100,000,000.00	1.000000000	A-II-1		$—	—
Ending	$100,000,000.00	1.000000000	A-II-2		$—	—

Change	$—	0.000000000	Certificate		$—

Additional Balance Increase Amount			Funding Account Balance
Beginning	$—		Group 1		$22,411,272.67
Ending	$—		Group 2		$51,708,103.61

Change	$—
			Liquidation Loss Amounts
Certificate			Group 1		$300.00
Beginning	$—		Aggregate Liquidation Losses		$(42,695.65)
Ending	$—		Group 2		$(427.00)

Change	$—		Aggregate Liquidation Losses		$(18,420.10)

			Enhancer Premium		$161,458.33
Aggregate Note Balance				$1,250,000,000.00
Target Overcollateralization Amount				$15,625,000.00
Overcollateralization Amount				$4,401,798.45
Excess to Certificateholder				$—
Net Excess Spread Percentage				2.672%
2-month Rolling Average Net Excess Percentage				2.642%
3-month Rolling Average Net Excess Percentage				2.653%

Wachovia Bank, National Association as Servicer

Group 1 Pool			Group 2 Pool

Aggregate Amount Collected for the Collection Period
Principal	$13,281,952.05		Principal	$33,076,806.19
Net Interest	$1,200,550.47		Net Interest	$2,568,870.61
Substitution Adjustments	$-		Substitution Adjustments	$-
Aggregate Substitutions	$-		Aggregate Substitutions	$-
Beginning Balance	$381,539,673.68		Beginning Balance	$808,973,610.79
Ending Balance	$378,254,992.11		Ending Balance	$802,027,430.05

Net	$3,284,681.57		Net	$6,946,180.74
Principal Collections	$(13,281,952.05)		Principal Collections	$(33,076,806.19)
Net Draws	$9,997,270.48		Net Draws	$26,130,625.45
Net Principal	$(3,284,681.57)		Net Principal	$(6,946,180.74)
Gross Interest	$1,359,525.33		Gross Interest	$2,905,942.95
Servicing Fee	$(158,974.86)		Servicing Fee	$(337,072.34)

Net Interest	$1,200,550.47		Net Interest	$2,568,870.61
Enhancer Premium	$(51,666.67)		Enhancer Premium	$(109,791.67)
Note Interest	$(482,652.78)		Note Interest	$(1,007,446.18)

Excess Spread	$666,231.02		Excess Spread	$1,451,632.76
Additional Balance Inc.	$-		Additional Balance Inc.	$-
Group Excess	$666,231.02		Group Excess	$1,451,632.76
Transfer (to) from Group 2	$-		Transfer (to) from Group 1	$-
Excess to Certificate	$-		Excess to Certificate	$-

Delinquencies
30 - 59 Days Past Due	1	$31,078.55	30 - 59 Days Past Due	6	$248,203.65
60 - 89 Days Past Due	1	$9,539.92	60 - 89 Days Past Due	5	$273,894.58
90 - 119 Days Past Due	-	$-	90 - 119 Days Past Due	2	$502,113.60
120 - 149 Days Past Due	-	$-	120 - 149 Days Past Due	-	$-
150 - 179 Days Past Due	-	$-	150 - 179 Days Past Due	-	$-
180 + Days Past Due	-	$-	180 + Days Past Due	-	$-
Foreclosures	-	$-	Foreclosures	-	$-
REO	-	-	REO	-	-

Funding Account
Beginning	$18,450,360.08	Beginning	$43,310,290.11
Deposit	$3,950,912.59	Deposit	$8,397,813.50

Ending	$22,411,277.67	Ending	$51,708,103.61
Target O/C Amount	$5,000,000.00	Target O/C Amount	$10,625,000.00
O/C Amount	$666,264.78	O/C Amount	$3,735,533.66
Gross CPR (Annualized)	34.636%	Gross CPR (Annualized)	39.405%
Net CPR (Annualized)	9.856%	Net CPR (Annualized)	9.830%
Draw Rate (Annualized)	27.285%	Draw Rate (Annualized)	32.565%
WAM	224.19	WAM	220.49
Age	11.18	Age	12.47